UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2013

Date of Report (Date of earliest event reported)

Annie’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

1610 Fifth Street

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

(510) 558-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In connection with a proposed underwritten offering (the “Offering”) of 3.5 million shares (the “Offering Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) to be sold exclusively by Solera Partners, L.P. and SCI Partners, L.P. (together, the “Solera Funds”), on February 28, 2013, Annie’s, Inc. (the “Company” or “Annie’s”) entered into an agreement (the “Repurchase Agreement”) with the Solera Funds to repurchase 500,000 shares of Common Stock, concurrently with the closing of the Offering, directly from the Solera Funds at in a private non-underwritten transaction at a price per share equal to the price at which the Solera Funds will sell the Offering Shares to the underwriters in the Offering (the “Repurchase”). The Company intends to fund the Repurchase primarily from borrowings under its credit facility and also from cash on hand. The closing of the Repurchase is contingent on the closing of the Offering and the satisfaction of certain other customary conditions.

The foregoing summary of the material terms of the Repurchase Agreement is qualified in its entirety by the Repurchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director

David A. Behnke delivered notice of his resignation as a director of the Company effective as of February 28, 2013. Mr. Behnke served as Chairperson of the Compensation Committee of the Board of Directors of the Company (the “Board”) and served as a member of the Audit Committee of the Board.

The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

On February 28, 2013 the Board appointed Lawrence (Larry) S. Peiros to serve as a Director of the Company. Mr. Peiros was named as the Chairperson of the Compensation Committee of the Board and will also serve as a member of the Nominating/Corporate Governance Committee of the Board.

There are no arrangements or understandings between Mr. Peiros and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release announcing the resignation of Mr. Behnke and election of Mr. Peiros was issued on March 1, 2013, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On March 1, 2013, the Company issued a press release announcing (i) that it filed a registration statement on Form S-1 with respect to the Offering, (ii) the Repurchase and (iii) its intent to enter into an amendment to its credit facility to increase its bank line of credit from $20 million to $40 million. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Share Repurchase Agreement, entered into as of February 28, 2013, by and among the Company, Solera Partners, L.P. and SCI Partners, L.P.

17.1	Resignation Letter of David A. Behnke, dated February 26, 2013

99.1	Press Release dated March 1, 2013 (“Larry Peiros Appointed to Annie’s Board of Directors”)

99.2	Press Release dated March 1, 2013 (“Annie’s Announces Filing of Registration Statement for Stock Offering and Concurrent Stock Repurchase”)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: March 1, 2013	By:	/s/ Kelly J. Kennedy
Kelly J. Kennedy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Repurchase Agreement, entered into as of February 28, 2013, by and among the Company, Solera Partners, L.P. and SCI Partners, L.P.

17.1	Resignation Letter of David A. Behnke, dated February 26, 2013

99.1	Press Release dated March 1, 2013 (“Larry Peiros Appointed to Annie’s Board of Directors”)

99.2	Press Release dated March 1, 2013 (“Annie’s Announces Filing of Registration Statement for Stock Offering and Concurrent Stock Repurchase”)